Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eastern Bankshares, Inc. 2021 Equity Incentive Plan of our report dated March 29, 2021, with respect to the consolidated financial statements of Eastern Bankshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 29, 2021